Exhibit 99.(g)(2)

CENTRAL PARK ADVISERS, LLC
125 West 55th Street
New York, New York 10019

December 14, 2023

CPG Vintage Access Fund VII, LLC
c/o Central Park Advisers, LLC
125 West 55th Street
New York, New York 10019

Re:        Organizational Expenses Limitation Agreement (the "Agreement")

Ladies and Gentlemen:

Central Park Advisers, LLC (the "Adviser"), intending to be legally bound, hereby confirms its agreement as follows in respect of CPG Vintage Access Fund VII, LLC (the "Fund"):

The Adviser hereby agrees to limit the total amount of organizational expenses, and expenses borne by the Fund relating to the offering and sale of units of limited liability company interests of the Fund, including the expenses described in Section 4(a)(4) of the Investment Advisory Agreement between the Fund and the Adviser, to an aggregate amount not to exceed $1,000,000.

Very truly yours,

Central Park Advisers, LLC

By:
Name: Mitchell A. Tanzman
Title: Authorized Person

Accepted and Agreed:

CPG Vintage Access Fund VII, LLC

By:
Name: Mitchell A. Tanzman
Title: Organizational Member